Exhibit 99.1

City Office REIT Reports First Quarter 2016 Results

VANCOUVER—May 5, 2016—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”), today announced its results for the quarter ended March 31, 2016.

First Quarter Highlights

•	Core Funds From Operations (“Core FFO”) was $5.2 million, or $0.32 per fully diluted share;

•	Adjusted Funds From Operations (“AFFO”) was $3.6 million, or $0.22 per fully diluted share;

•	In-place and committed occupancy closed the quarter at 93.2%;

•	Executed approximately 75,000 square feet of new and renewal leases during the quarter, including leases which will commence subsequent to quarter end;

•	Occupancy of 181,000 square feet of space is on track for Kaiser Foundation Health Plan, Inc. (“Kaiser”) and St. Luke’s Regional Medical Center, Ltd (“St. Lukes”);

•	Declared a first quarter dividend of $0.235 per share paid on April 19, 2016; and

•	Subsequent to the end of the first quarter, raised total gross proceeds of $91.8 million in a public follow-on offering of 8,050,000 shares of common stock, including the full exercise of the underwriters’ overallotment option.

“We continued to make great progress building City Office and creating additional value at our properties,” commented James Farrar, City Office’s Chief Executive Officer. “These initiatives include extending lease terms and enhancing our property level cash flow. Furthermore, construction of two significant spaces that commenced on January 1st is progressing very well. Subsequent to quarter end, Kaiser’s 33,424 square feet of space was delivered and St. Luke’s 147,657 square feet of space is tracking for a delivery at the beginning of the third quarter 2016. These are important milestones as we believe our Core FFO and AFFO will normalize when these leases commence and the associated costs have been completed.”

A reconciliation of certain non-GAAP financial measures, including Core FFO, AFFO and NOI, to GAAP net income can be found at the end of this release.

Financial Results for the First Quarter 2016

Core FFO was $5.2 million, or $0.32 per fully diluted share. AFFO was $3.6 million, or $0.22 per fully diluted share. Net loss attributable to the Company for the three months ended March 31, 2016 was $7.1 million, or ($0.56) per share, primarily due to a one-time charge of $7.0 million for the acquisition of the Company’s former external advisor.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2016 contained 3.3 million net rentable square feet and was 87.3% occupied and 93.2% occupied including committed leases.

City Office’s Net Operating Income (“NOI”) was $10.1 million and $9.0 million on an adjusted cash basis during the first quarter of 2016. The straight line rent adjustment during the period was primarily related to the Dun & Bradstreet Corporation lease for $0.7 million and the United Healthcare, Inc. lease for $0.4 million.

Leasing Activity

During the first quarter of 2016, the Company commenced four new leases for 18,000 square feet and one renewal for 3,000 square feet. In addition, 14,000 square feet of new leases and 40,000 square feet of early renewals were signed which will commence subsequent to quarter end, taking the total leasing activity in the quarter to 75,000 square feet.

New Leasing – During the first quarter of 2016, the Company signed 14,000 square feet of new leases with a weighted average lease term of 4.9 years at an average annual rent per square foot of $24.48 and at an average cost of $8.11 per square foot per year.

Renewal Leasing – The Company signed 40,000 square feet of renewal leases at an average annual rent per square foot of $33.39 and at an average cost of $2.09 per square foot per year.

Central Fairwinds Earn-Out Liability

As part of the IPO formation transactions, the Central Fairwinds property in downtown Orlando included an earn-out liability linked to achieving future cash flow and leasing milestones triggered at each of 70%, 80%, and 90% occupancy levels. During the first quarter of 2016, $3.8 million of earn-out consideration was paid in relation to achieving the 80% occupancy and NOI thresholds. The payment was made in common stock and operating partnership units on March 3, 2016 and a corresponding amount was reduced from the earn-out liability.

Management Internalization

On February 1, 2016, City Office completed the previously announced internalization of the Company’s management as described in the November 2, 2015 press release.

Pursuant to the closing under the agreements, City Office acquired its former external advisor, City Office Real Estate Management Inc., in exchange for an aggregate of 297,321 shares of City Office common stock. Pursuant to the terms of the Stock Purchase Agreement, an aggregate of $3.5 million was recorded by the Company achieving certain full diluted market capitalization thresholds, $1 million of which was paid during the quarter and an additional $2.5 million of which was paid subsequent to quarter end.

Capital Structure

As of March 31, 2016, the Company had total principal outstanding debt of approximately $348.4 million. 80.5% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 5.6 years and a weighted average interest rate of 4.27%.

On April 5, 2016, the Company completed a public follow-on offering of 8,050,000 shares of its common stock, including the full exercise of the underwriters’ overallotment option, at an offering price of $11.40 per share for a total gross proceeds of $91.8 million. The net proceeds of the offering was used to pay down all of the Company’s floating rate debt and the balance of which will be used for future acquisitions and working capital purposes. The total number of fully diluted shares outstanding on a pro-forma basis subsequent to the offering on April 5, 2016 was 24,671,427.

Dividend

On March 15, 2016, the Company’s board of directors declared a cash dividend of $0.235 per share for the three months ended March 31, 2016. The dividend was paid on April 19, 2016 to stockholders and common unitholders of record as of April 5, 2016.

2016 Pending Acquisitions & Dispositions

The Company has been focused on advancing acquisitions that meet its investment criteria and is actively engaged in discussions to acquire a number of office properties within our existing target markets. We anticipate executing approximately $140 - $160 million of total acquisitions using our available capital in calendar 2016.

On February 2, 2016, we entered into a purchase and sale agreement (the “PSA”) to sell our Corporate Parkway property in Allentown, Pennsylvania for $44.5 million, exclusive of closing costs or working capital adjustments. The purchaser has made a $2 million deposit, subject to customary carve-outs, of which $100,000 was non-refundable as of March 31, 2016 and an additional $200,000 became non-refundable subsequent to quarter end. The transaction is scheduled to close in the second quarter of 2016, although there can be no assurance that the transaction will close on the terms or timing we expect, if at all.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 5, 2016.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on May 5, 2016, continuing through 11:59pm Eastern Time on August 5, 2016 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10084232. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

FFO, Core FFO, AFFO and NOI are supplemental non-GAAP financial measures.

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out and the amortization of stock based compensation.

Adjusted Funds From Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees, and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Net Operating Income (“NOI”) – We define NOI as total revenues less property operating expenses.

Adjusted Cash NOI – We define Adjusted Cash NOI as NOI less the effect of straight-line rents, deferred market rent, and any amounts which are funded by the selling entities.

Forward-looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements that are not statements of historical facts are, or may be deemed to be, forward looking statements. These factors include, but are not limited to, the Company’s ability to source and acquire properties on attractive terms, or at all; the Company’s expectations and forecasts of future leasing activity at its current and future properties, and the Company’s ability to accurately model the income yield, capitalization rate, and other financial metrics used to evaluate its properties. These and other material risks are described in the Company’s Annual Report on 10-K for the year ended December 31, 2015 and any other documents filed by the Company from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement. The Company does not have any obligation to publicly update any forward looking statements to reflect subsequent events or circumstances.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31, 2016	December 31, 2015
Assets
Real estate properties, cost
Land	$90,205	$90,205
Building and improvement	256,501	256,317
Tenant improvement	39,027	35,069
Furniture, fixtures and equipment	202	198

	385,935	381,789
Accumulated depreciation	(30,342)	(26,909)

	355,593	354,880

Cash and cash equivalents	8,198	8,138
Restricted cash	14,769	15,176
Rents receivable, net	15,804	14,382
Deferred leasing costs, net of accumulated amortization	5,228	5,074
Acquired lease intangibles assets, net	37,880	40,990
Prepaid expenses and other assets	1,586	1,567

Total Assets	$439,058	$440,207

Liabilities and Equity
Liabilities:
Debt	$345,117	$341,278
Accounts payable and accrued liabilities	13,182	8,745
Deferred rent	2,084	2,653
Tenant rent deposits	2,032	2,178
Acquired lease intangibles liability, net	2,143	2,292
Dividend distributions payable	5,701	3,663
Earn-out liability	1,900	5,678

Total Liabilities	372,159	366,487

Commitments and Contingencies
Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 12,982,290 shares and 12,517,777 shares issued and outstanding	130	125
Additional paid-in capital	100,149	95,318
Accumulated deficit	(41,660)	(29,598)

Total Stockholders’ Equity	58,619	65,845
Operating Partnership unitholders’ non-controlling interests	9,001	8,550
Non-controlling interests in properties	(721)	(675)

Total Equity	66,899	73,720

Total Liabilities and Equity	$439,058	$440,207

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$14,072	$10,040
Expense reimbursement	1,782	891
Other	420	328

Total Revenues	16,274	11,259

Operating Expenses:
Property operating expenses	6,157	4,116
Acquisition costs	—	209
Stock based compensation	542	409
General and administrative	699	408
Base management fee	109	332
External advisor acquisition	7,044	—
Depreciation and amortization	6,551	4,406

Total Operating Expenses	21,102	9,880

Operating Income/(Loss)	(4,828)	1,379
Interest Expense:
Contractual interest expense	(3,740)	(2,009)
Amortization of deferred financing costs	(221)	(169)

	(3,961)	(2,178)

Net loss	(8,789)	(799)
Less:
Net income attributable to noncontrolling interests in properties	(69)	(121)
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	1,739	177

Net loss attributable to stockholders	$(7,119)	$(743)

Net loss per share:
Basic and diluted	$(0.56)	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	12,764	12,279

Dividends/distributions declared per common share and unit	$0.235	$0.235

City Office REIT, Inc.

Reconciliation of Net Operating Income

(Unaudited)

(In thousands)

Three Months Ended March 31, 2016

Net loss	$(8,789)
Adjustments to net loss:
General and administrative	699
Contractual interest expense	3,740
Amortization of deferred financing costs	221
Depreciation and amortization	6,551
Stock based compensation	542
Base management fee	109
External advisor acquisition	7,044

Net Operating Income (“NOI”)	$10,117
Net straight line rent adjustment	(1,168)
Net amortization of above and below market leases	57

Portfolio Adjusted Cash NOI	$9,006
Non-controlling interests in properties – share in cash NOI	(254)

Adjusted Cash NOI (CIO share)	$8,752

City Office REIT, Inc.

Reconciliation of Net Income (Loss) to Funds from Operations (“FFO”), Core FFO and Adjusted FFO

(Unaudited)

(In thousands, except share and per share data)

Three Months Ended March 31, 2016

Net loss attributable to stockholders	$(7,119)
(+) Depreciation and amortization	6,551
(-) Operating Partnership unitholders’ noncontrolling interest	(1,739)

(2,307)
Non-controlling interests in properties:
(-) Share of net loss	69
(-) Share of FFO	(171)

Funds from Operations (“FFO”)	$(2,409)

(+) Stock based compensation	542
(+) External advisor acquisition	7,044

Core FFO	$5,177

(-) Net straight line rent adjustment	(1,168)
(+) Net amortization of above and below market leases	57
(+) Net amortization of deferred financing costs	216
(-) Net recurring tenant improvement	(383)
(-) Net recurring leasing commissions	(139)
(-) Net recurring capital expenditures	(189)

Adjusted Funds from Operations (“AFFO”)	$3,571

Core FFO per share and common unit	$0.32

AFFO per share and common unit	$0.22

Dividends per share and common unit	$0.235

Core FFO Payout Ratio	74%

AFFO Payout Ratio	107%

Weighted average common stock and common units outstanding	16,238,684

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com